                                                                 EXHIBIT d(3)(e)

                                 AMENDMENT NO. 4
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

         This amendment dated as of December 29, 1999, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Variable Insurance Funds, Inc., a Maryland corporation, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to add one new portfolio, AIM V.I. Dent Demographic Trends Fund;

         NOW, THEREFORE, the parties agree as follows:

         1. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                       AIM VARIABLE INSURANCE FUNDS, INC.


         The Company shall pay the Advisor as full compensation for all services rendered and all facilities furnished hereunder, a management fee for each Fund by applying the following annual rates to the average daily net assets of each Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of each Fund.

                       AIM V.I. CAPITAL APPRECIATION FUND
                              AIM V.I. GROWTH FUND
                         AIM V.I. GROWTH AND INCOME FUND
                         AIM V.I. GLOBAL UTILITIES FUND
                               AIM V.I. VALUE FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $250 million ...........................................   0.65%
Over $250 million ............................................   0.60%


                         AIM V.I. AGGRESSIVE GROWTH FUND


                                                                ANNUAL
NET ASSETS                                                      RATE
----------                                                      ------
First $150 million.............................................  0.80%
Over $150 million ............................................. 0.625%

                             AIM V.I. BALANCED FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $150 million.............................................. 0.75%
Over $150 million .............................................. 0.50%


                             AIM V.I. BLUE CHIP FUND
                        AIM V.I. CAPITAL DEVELOPMENT FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $350 million.............................................  0.75%
Over $350 million .............................................  0.625%

                      AIM V.I. DENT DEMOGRAPHIC TRENDS FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $2 billion...............................................  0.85%
Over $2 billion................................................  0.80%


                        AIM V.I. DIVERSIFIED INCOME FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $250 million............................................   0.60%
Over $250 million ............................................   0.55%


                     AIM V.I. GLOBAL GROWTH AND INCOME FUND
                        AIM V.I. TELECOMMUNICATIONS FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
Average Daily Net Assets.......................................  1.00%

                       AIM V.I. GOVERNMENT SECURITIES FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $250 million ...........................................   .50%
Over $250 million ............................................   .45%

                            AIM V.I. HIGH YIELD FUND


                                                                ANNUAL
NET ASSETS                                                      RATE
----------                                                      ------
First $200 million ...........................................  0.625%
Next $300 million ............................................   0.55%
Next $500 million ............................................   0.50%
Amount over $1 billion........................................   0.45%

                       AIM V.I. INTERNATIONAL EQUITY FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $250 million ...........................................   0.75%
Over $250 million ............................................   0.70%


                           AIM V.I. MONEY MARKET FUND


                                                                 ANNUAL
NET ASSETS                                                       RATE
----------                                                       ------
First $250 million ............................................  0.40%
Over $250 million .............................................  0.35%


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.


Date:      December 29, 1999
      ------------------------------


                                          AIM VARIABLE INSURANCE FUNDS, INC.

Attest:    /s/ NANCY L. MARTIN            By: /s/ ROBERT H. GRAHAM
         ---------------------               ----------------------------------
         Assistant Secretary                 President


(SEAL)




                                          A I M ADVISORS, INC.

Attest:    /s/ NANCY L. MARTIN            By: /s/ ROBERT H. GRAHAM
         ---------------------               ----------------------------------
         Assistant Secretary                 President


(SEAL)